MARIMBA, INC. 2000 SUPPLEMENTAL STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT

         You have been granted the following option to purchase Common Stock of Marimba, Inc. (the "Company"):

         Name of Optionee:                   (Name)

         Total Number of Shares Granted:     (TotalShares)

         Type of Option:                     Nonstatutory Stock Option

         Exercise Price Per Share:           $(PricePerShare)

         Date of Grant:                      (DateGrant)

         Vesting Commencement Date:          (VestDay)

         Vesting Schedule:                   This  option  becomes   exercisable
                                             with  respect  to the  first ___ of
                                             the Shares  subject to this  option
                                             when  you  complete  __  months  of
                                             continuous service from the Vesting
                                             Commencement  Date and with respect
                                             to  an  additional  ______  of  the
                                             Shares  subject to this option when
                                             you   complete    each   month   of
                                             continuous service thereafter.

         Expiration Date:                    (ExpDate)

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2000 Supplemental Stock Plan (the "Plan") and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                       MARIMBA, INC.

__________________________________              By: ____________________________

__________________________________              Title: _________________________
Print Name


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                   MARIMBA, INC. 2000 SUPPLEMENTAL STOCK PLAN

                             STOCK OPTION AGREEMENT


Tax Treatment         This option is intended to be a  nonstatutory  option,  as provided in the Notice of Stock Option Grant.

Vesting This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes exercisable in full if the Company is subject to a "Change in Control" (as defined in the Plan) while you are an employee or consultant of the Company or a subsidiary of the Company, unless this option remains outstanding following the "Change in Control," or is assumed by the surviving corporation (or parent thereof) or substituted with an option with substantially the same terms by the surviving corporation (or parent thereof). The determination of whether a substituted option has substantially the same terms as this option shall be made by the Compensation Committee, and its determination shall be final, binding and conclusive.

                      No additional shares become exercisable after your service
                      as  an  employee  or   consultant  of  the  Company  or  a
                      subsidiary of the Company has terminated for any reason.

Term This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)

Regular               If  your  service  as an  employee  or  consultant  of the
Termination           Company or a subsidiary of the Company  terminates for any reason except death or disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The
                      Company determines when your service terminates for this purpose.

Death If you die as an employee or consultant of the Company or a subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability            If  your  service  as an  employee  or  consultant  of the
                      Company or a subsidiary of the Company terminates because of your disability, then this option will expire at the close of business at Company headquarters on the

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                      date six months after your termination date.

                      For all purposes under this Agreement, "disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

Leaves of Absence     For  purposes  of  this  option,  your  service  does  not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to active work. In addition, at the discretion of the Company, the vesting and exercisability of your option may be suspended during a leave of absence, in accordance with the Company's general policies, which may be amended from time to time.

Restrictions on       The Company will not permit you to exercise this option if
Exercise              the issuance of shares at that time would  violate any law or regulation.

Notice of Exercise    When you wish to exercise this option, you must notify the
                      Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship).
                      The notice will be effective when it is received by the Company.

                      If someone  else wants to exercise  this option after your
                      death,   that   person   must   prove  to  the   Company's
                      satisfaction that he or she is entitled to do so.

Form of Payment       When you submit your notice of exercise,  you must include payment  of the option  exercise  price for the shares you
                      are  purchasing.   Payment  may  be  made  in  one  (or  a
                      combination of two or more) of the following forms:

                      o Your personal check, a cashier's check or a money order.

                      o Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of

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                         the  exercise  price if your  action  would  cause  the
                         Company   to   recognize   compensation   expense   (or
                         additional compensation expense) with respect to this option for financial reporting purposes.

                      o Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

                      o Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

Withholding           You will not be allowed to exercise this option unless you
Taxes and Stock       make  arrangements  acceptable  to the  Company to pay any
Withholding           withholding  taxes  that  may be due  as a  result  of the
                      option   exercise.    These   arrangements   may   include
                      withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on       By  signing  this  Agreement,  you  agree  not to sell any
Resale                option  shares at a time  when  applicable  laws,  Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your option has not expired.

Transfer of           Prior to your death,  only you may  exercise  this option.
Option                You cannot  transfer or assign this option.  For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

                      Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

Retention Rights      Your option or this Agreement do not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

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Stockholder           You,  or  your  estate  or  heirs,  have  no  rights  as a
Rights stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date
                      occurs  before  you  exercise   this  option,   except  as
                      described in the Plan.

Adjustments           In the  event  of a stock  split,  a stock  dividend  or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law        This Agreement will be interpreted  and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other    The text of the Plan is  incorporated in this Agreement by
Agreements            reference.

                      This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

      BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE
              TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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